EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)


                                                                  FOR THE THREE MONTHS
                                                                      ENDED JUNE 30,
                                                             ---------------------------------
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE                 1997                1996
                                                             ------------         ------------
Net income before preferred stock dividends                    $1,992              $1,134
Preferred stock dividends                                        (718)               (537)
                                                               ------              ------
Net income available to common shares                          $1,274              $  597
                                                               ======              ======

Weighted average number of common shares outstanding
  during the period                                             8,856               5,698
Assumed exercise of stock options (Modified Treasury
  Stock Method)                                                   459                 249
                                                               ------              ------
Weighted average number of common share equivalents
  assumed outstanding during the period                         9,315               5,947
                                                               ======              ======

Primary earnings per share                                     $ 0.14              $ 0.10
                                                               ======              ======

                                                                  FOR THE THREE MONTHS
                                                                      ENDED JUNE 30,
                                                             ---------------------------------
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE           1997                1996
                                                             ------------         ------------
Net income before preferred stock dividends                    $1,992              $1,134
Preferred stock dividends                                        (718)               (537)
                                                               ------              ------
Net income available to common shares                          $1,274              $  597
                                                               ======              ======
Weighted average number of common shares outstanding
  during the period                                             8,856               5,698
Assumed exercise of stock options (Modified Treasury
  Stock Method)                                                   489                 249
                                                               ------              ------
Weighted average number of fully diluted common shares
  assumed outstanding during the period                         9,345               5,947
                                                               ======              ======

Fully diluted earnings per share                               $ 0.14              $ 0.10
                                                               ======              ======


                       CALCULATION OF EARNINGS PER SHARE
                     (In thousands, except per share data)


                                                                  FOR THE NINE MONTHS
                                                                      ENDED JUNE 30,
                                                             ---------------------------------
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE                 1997                1996
                                                             ------------         ------------
Net income before preferred stock dividends                    $ 5,433              $ 2,738
Preferred stock dividends                                       (2,167)              (1,609)
Reduction of interest expense due to assumed
  exercise of stock options, net of taxes                           --                   --
                                                                ------               ------
Net income available to common shares                          $ 3,266              $ 1,132
                                                               =======              =======

Weighted average number of common shares outstanding
  during the period                                              7,945                3,739
Assumed exercise of stock options (Modified Treasury
  Stock Method)                                                    432                  258
                                                               -------              -------
Weighted average number of common share equivalents
  assumed outstanding during the period                          8,377                3,997
                                                               =======              =======

Primary earnings per share                                     $  0.39              $  0.28
                                                               =======              =======

                                                                  FOR THE NINE MONTHS
                                                                      ENDED JUNE 30,
                                                             ---------------------------------
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE           1997                1996
                                                             ------------         ------------
Net income before preferred stock dividends                    $ 5,433              $ 2,738
Preferred stock dividends                                       (1,910)              (1,609)
                                                               -------              -------
Net income available to common shares                          $ 3,523              $ 1,129
                                                               =======              =======
Weighted average number of common shares outstanding
  during the period                                              7,945                3,739
Assumed exercise of stock options (Modified Treasury
  Stock Method)                                                    481                  258
Conversion of Preferred Stock                                      878                   --
                                                               -------              -------
Weighted average number of fully diluted common shares
  assumed outstanding during the period                          9,304                3,997
                                                               =======              =======

Fully diluted earnings per share                               $  0.38              $  0.28
                                                               =======              =======
